UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 5, 2007

Meade Instruments Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6001 Oak Canyon, Irvine, California		92618-5200
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949 451-1450

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 5, 2007, the Secretary of State of the State of Delaware certified the filing by Meade Instruments Corp. (the "Company") of its Certificate of Amendment of Certificate of Incorporation. The Certificate of Amendment was filed after the Company’s stockholders approved the proposed amendments to the Company’s Certificate of Incorporation at the Company’s Annual Meeting of Stockholders to (i) declassify the Board of Directors of the Company, (ii) eliminate the provision limiting the removal of directors to only "for cause" removal, and (iii) eliminate references to Series A and Series B Common Stock of the Company. Specifically, this Amendment deleted Section 4.1 of Article IV of the Certificate of Incorporation, in its entirety. The heading "Section 4.2: Preferred Stock" was also deleted from the Certificate of Incorporation. The text of Section 6.1 of Article VI was amended to read as follows:

"Section 6.1: Election of Directors. The directors who shall first take office after the filing of the Certificate of Incorporation of this Corporation (the "Incorporation Date") shall serve until the first annual meeting of stockholders at which directors are elected following the Incorporation Date (the "First Annual Meeting"). Subject to the provisions of this Section 6.1 set forth below, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Until the annual meeting of stockholders to be held in 2007, each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, except that directors initially designated as Class I directors shall serve for a term ending on the date of the 1998 annual meeting; directors initially designated as Class II directors shall serve for a term ending on the date of the 1999 annual meeting; and directors initially designated as Class III directors shall serve for a term ending on the date of the 2000 annual meeting. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. If the number of directors is changed prior to the annual meeting of stockholders to be held in 2007, any increase or decrease shall be apportioned among the classes as to maintain the number of directors in each class as nearly equal as possible, but in no event will any increase in the number of directors shorten the term of any incumbent director. The terms of office of all directors who are in office immediately prior to the closing of the polls for the election of directors at the 2007 annual meeting of stockholders of the Corporation shall expire upon the closing of the polls for such election. At each annual meeting of stockholders beginning with the 2007 annual meeting of stockholders of the Corporation, the directors shall not be classified, and the directors shall be elected to hold office until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified or until such director's earlier death, resignation or removal. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by a sole remaining director."

Finally, Section 6.3 of Article VI of the Certificate of Incorporation was deleted in its entirety.

A copy of the Certificate of Amendment of Certificate of Incorporation is attached hereto as Exhibit 3.10.

Item 8.01 Other Events.

On February 6, 2007, the Company issued a press release announcing that it would be attending various institutional investor meetings in New York and Boston is available through the Company’s website at www.meade.com/nasdaq/investor_presentation.html.

A copy of the press realease is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The exhibit this Current Report is listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meade Instruments Corp.

February 6, 2007	By:	Mark D. Peterson

Name: Mark D. Peterson
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.10	Certificate of Amendment of Certificate of Incorporation.
99.1	Press Release dated February 6, 2007.